                                                                    Exhibit 99.2

                    [Horace Mann Educators Corporation logo]

                                               Dwayne D. Hallman
                                               Senior Vice President -
                                                 Finance
                                               Horace Mann Educators
                                                 Corporation
                                               (217) 788-5708
                                               www.horacemann.com


                           HORACE MANN REPORTS RESULTS
                                FOR FIRST QUARTER

SPRINGFIELD, Ill., May 5, 2004 -- Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $21.7 million (51 cents per share) for the three months ended March 31, 2004, compared to net income of $8.1 million (19 cents per share) for the same period in 2003. Included in current quarter net income were net realized gains on securities of $5.3 million ($3.4 million after tax, or 8 cents per share), compared to net realized losses of $4.7 million ($3.1 million after tax, or 7 cents per share) for the same period a year earlier. All per-share amounts are stated on a diluted basis.

"Horace Mann had a strong first quarter," said Louis G. Lower II, President and Chief Executive Officer. "We are particularly encouraged by the improvement in the earnings of our property and casualty segment, which was driven by favorable non-catastrophe frequency trends for automobile and property claims and a relatively low level of catastrophe losses, along with no adverse development of prior years' reserves."

"Similar to much of the industry, Horace Mann benefited in the quarter from favorable weather and underlying frequency trends. However, our property and casualty combined ratio improvement was also the result of aggressive underwriting and pricing actions taken over the last several quarters, continued improvements in claims processes and procedures, and the positive effect of cost containment initiatives on both claims and underwriting expenses," Lower added.

Net income for the property and casualty segment improved $6.5 million compared to a year earlier due primarily to the factors cited above. Net income for the annuity segment increased $1.6 million compared to the first quarter of 2003, driven by growth in contract fees and favorable adjustments from the March 31, 2004 valuations of the value of acquired insurance in force, deferred policy acquisition costs and guaranteed minimum death benefit reserves compared to unfavorable adjustments from similar valuations a year earlier. Life segment net income decreased $0.7 million compared to the first quarter of 2003 due primarily to a decline in group insurance earnings, lower investment income and valuation of deferred policy acquisition costs.

The company's premiums written and contract deposits increased 11 percent compared to the prior year, reflecting significant growth in new annuity deposits and rate increases in the property and automobile lines. While life segment insurance premiums and contract deposits decreased slightly compared to the first quarter of 2003, total life annualized new sales, including partner products, increased 16 percent.

New annuity deposits in the first quarter increased 31 percent over the prior year due to growth in new single premium and rollover deposits. In addition, the 12-month retention ratio for fixed and variable accumulated annuity deposits improved to approximately 95 and 93 percent, respectively.

Total new annuity sales increased 77 percent compared to the first quarter of 2003, including growth of 35 percent in new sales by Horace Mann agents. Annuity production from independent agents was comparable to the fourth quarter of 2003 and seven times the level produced in the first quarter of 2003. "We plan to continue leveraging the independent agent channel as a key source for growth in our annuity business, but with greater emphasis on variable deposits to improve overall returns in today's low interest rate environment," Lower commented.

Horace Mann's career agency force totaled 830 agents at March 31, 2004. "While the total number of agents declined compared to a year ago, the number of experienced agents held steady, average agent productivity increased more than 20 percent compared to the first quarter of 2003, and annualized new sales by the career agency force increased 17 percent," Lower said.

Horace Mann -- the largest national multiline insurance company focusing on educators' financial needs -- provides retirement annuities, life insurance, property/casualty insurance, and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. Horace Mann is publicly traded on the New York Stock Exchange as HMN. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the company's public filings with the Securities and Exchange Commission.

                                      # # #

                        HORACE MANN EDUCATORS CORPORATION

                        Digest of Earnings and Highlights
                  (Dollars in Millions, Except Per Share Data)

                                                 Three Months Ended
                                                       March 31,
                                                 ------------------
                                                  2004       2003       % Change
                                                  ----       ----       --------
DIGEST OF EARNINGS

Net income                                       $21.7      $ 8.1         167.9%

Net income per share:
       Basic                                     $0.51      $0.19         168.4%
       Diluted                                   $0.51      $0.19         168.4%

Weighted average number of shares
 and equivalent shares:

       Basic                                      42.7       42.7
       Diluted                                    42.9       42.9


HIGHLIGHTS

Operations

Insurance premiums written and
 contract deposits                              $244.8     $219.6          11.5%

Return on equity (A)                               5.9%       0.8%

Property & Casualty GAAP combined ratio           93.5%      99.5%

Property & Casualty GAAP combined
       ratio before catastrophes                  92.6%      97.9%

Experienced agents                                 496        497          -0.2%
Financed agents                                    334        387         -13.7%
       Total agents                                830        884          -6.1%


Additional Per Share Information

Dividends paid                                  $0.105     $0.105             -

Book value (B)                                  $13.50     $12.73           6.0%


Financial Position

Total assets                                  $5,519.0   $4,907.8          12.5%
Short-term debt                                   25.0          -
Long-term debt                                   144.7      144.7
Total shareholders' equity                       576.5      543.5           6.1%

(A) Based on 12-month net income and average quarter-end shareholders' equity.
(B) Before the market value adjustment for investments, book value per share was $10.91 at March 31, 2004 and $10.59 at March 31, 2003.
        Ending shares outstanding were 42,722,701 at March 31, 2004, 42,721,940 at December 31, 2003 and 42,701,528 at March 31, 2003.

                        HORACE MANN EDUCATORS CORPORATION

        Statements of Operations and Supplemental GAAP Consolidated Data
                              (Dollars in Millions)

                                                                              Three Months Ended
                                                                                   March 31,
                                                                              -------------------
                                                                               2004         2003        % Change
                                                                               ----         ----        --------
STATEMENTS OF OPERATIONS
------------------------
Insurance premiums written and contract deposits                             $ 244.8      $ 219.6         11.5%

Insurance premiums and contract charges earned                               $ 167.6      $ 158.3          5.9%
Net investment income                                                           48.6         47.5          2.3%
Realized investment gains (losses)                                               5.3         (4.7)

            Total revenues                                                     221.5        201.1         10.1%

Benefits, claims and settlement expenses                                       111.5        110.9
Interest credited                                                               26.4         25.4
Policy acquisition expenses amortized                                           16.4         17.1
Operating expenses                                                              33.6         33.6            -
Amortization of intangible assets                                                1.3          1.6
Interest expense                                                                 1.7          1.6

            Total benefits, losses and expenses                                190.9        190.2          0.4%

Income before income taxes                                                      30.6         10.9        180.7%
       Income tax expense                                                        8.9          2.8

Net income                                                                   $  21.7      $   8.1        167.9%


ANALYSIS OF PREMIUMS WRITTEN
    AND CONTRACT DEPOSITS
----------------------------
Property & Casualty

       Automobile and property (voluntary)                                   $ 134.0      $ 128.5          4.3%
       Involuntary and other property & casualty                                 0.7          0.1

            Total Property & Casualty                                          134.7        128.6          4.7%

Annuity deposits                                                                84.2         64.3         30.9%

Life                                                                            25.9         26.7         -3.0%

            Total                                                            $ 244.8      $ 219.6         11.5%


ANALYSIS OF NET INCOME
----------------------
Property & Casualty
       Before catastrophes                                                   $  13.9      $   8.0         73.8%
       Catastrophe losses, after tax                                            (0.8)        (1.4)

            Total Property & Casualty                                           13.1          6.6         98.5%

Annuity                                                                          3.9          2.3         69.6%

Life                                                                             3.1          3.8        -18.4%

Corporate and other (A)                                                          1.6         (4.6)

               Net income                                                       21.7          8.1        167.9%

(A) The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management's evaluation of the results of those segments. See detail for this segment on page 4.

                        HORACE MANN EDUCATORS CORPORATION

                     Supplemental Business Segment Overview
                              (Dollars in Millions)

                                                             Three Months Ended
                                                                 March 31,
                                                            --------------------
                                                              2004        2003      % Change
                                                              ----        ----      --------
PROPERTY & CASUALTY
-------------------
Premiums written                                            $ 134.7     $ 128.6        4.7%
Premiums earned                                               139.6       131.6        6.1%
Net investment income                                           8.8         8.2        7.3%
Losses and loss adjustment expenses                            99.6        99.3
Operating expenses (includes policy
       acquisition expenses amortized)                         31.3        31.8       -1.6%
Income before tax                                              17.5         8.7
Net income                                                     13.1         6.6       98.5%

Net investment income, after tax                                7.3         6.6       10.6%

Catastrophe losses, after tax                                   0.8         1.4

GAAP operating statistics:
       Loss and loss adjustment expense ratio                  71.3%       75.5%
       Expense ratio                                           22.2%       24.0%
       Combined ratio                                          93.5%       99.5%

       Combined ratio before catastrophes                      92.6%       97.9%

Automobile and property detail:
       Premiums written (voluntary)                         $ 134.0     $ 128.5        4.3%
            Automobile                                        102.3        98.6        3.8%
            Property                                           31.7        29.9        6.0%

       Premiums earned (voluntary)                          $ 137.5     $ 129.4        6.3%
            Automobile                                        100.2        95.2        5.3%
            Property                                           37.3        34.2        9.1%

       Policies in force (voluntary) (in thousands)             843         852       -1.1%
            Automobile                                          565         571       -1.1%
            Property                                            278         281       -1.1%

       Voluntary automobile GAAP operating statistics:

            Loss and loss adjustment expense ratio             73.4%       76.3%
            Expense ratio                                      22.0%       23.3%
            Combined ratio                                     95.4%       99.6%

            Combined ratio before catastrophes                 95.3%       99.4%

       Total property GAAP operating statistics:

            Loss and loss adjustment expense ratio             60.0%       74.1%
            Expense ratio                                      22.4%       26.0%
            Combined ratio                                     82.4%      100.1%

            Combined ratio before catastrophes                 79.4%       94.4%

Prior years' reserves favorable (adverse)
       development, pretax
            Voluntary automobile                            $     -     $  (5.6)
            Total property                                        -         0.4
            Other property and casualty                           -         0.9

               Total                                              -        (4.3)

                        HORACE MANN EDUCATORS CORPORATION

                     Supplemental Business Segment Overview
                              (Dollars in Millions)

                                                                    Three Months Ended
                                                                         March 31,
                                                                    -------------------
                                                                    2004           2003      % Change
                                                                    ----           ----      --------
ANNUITY

Contract deposits                                               $    84.2       $    64.3      30.9%
       Variable                                                      31.2            24.2      28.9%
       Fixed                                                         53.0            40.1      32.2%
Contract charges earned                                               4.2             3.2      31.3%
Net investment income                                                27.4            26.5       3.4%
Net interest margin (without realized gains)                          9.1             8.8       3.4%
Net margin (includes fees and
       contract charges earned)                                      13.8            12.4      11.3%
Mortality gain (loss) and other reserve changes                      (0.1)           (0.5)
Operating expenses (includes policy
       acquisition expenses amortized)                                7.0             7.4      -5.4%
Income before tax and amortization of
       intangible assets                                              6.7             4.5      48.9%
Amortization of intangible assets                                     0.9             1.2
Income before tax                                                     5.8             3.3
Net income                                                            3.9             2.3      69.6%

Pretax income increase (decrease) due to valuation of:

            Deferred policy acquisition costs                   $     0.4       $    (0.7)
            Value of acquired insurance in force                        -            (0.3)
            Guaranteed minimum death benefit reserve                  0.1            (0.2)

Annuity contracts in force (in thousands)                             154             148       4.1%
Accumulated value on deposit                                    $ 2,831.5       $ 2,399.4      18.0%
       Variable                                                   1,137.5           859.3      32.4%
       Fixed                                                      1,694.0         1,540.1      10.0%
Annuity accumulated value retention - 12 months
       Variable accumulations                                        92.9%           91.9%
       Fixed accumulations                                           95.2%           94.2%

LIFE

Premiums and contract deposits                                  $    25.9       $    26.7      -3.0%
Premiums and contract charges earned                                 23.8            23.5       1.3%
Net investment income                                                12.7            13.0      -2.3%
Income before tax                                                     4.8             5.9
Net income                                                            3.1             3.8     -18.4%

Pretax income increase (decrease) due to valuation of:

            Deferred policy acquisition costs                   $    (0.1)      $     0.2

Life policies in force (in thousands)                                 256             267      -4.1%
Life insurance in force (in millions)                           $  13,272       $  13,259       0.1%
Lapse ratio - 12 months

       (Ordinary life insurance)                                      7.2%            9.1%

CORPORATE AND OTHER (A)

Components of gain (loss) before tax:

       Realized investment gains (losses)                       $     5.3       $    (4.7)
       Interest expense                                              (1.7)           (1.6)
       Other operating expenses                                      (1.1)           (0.7)
Gain (loss) before tax                                                2.5            (7.0)
Net gain (loss)                                                       1.6            (4.6)

(A) The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management's evaluation of the results of those segments.

                        HORACE MANN EDUCATORS CORPORATION
                     Supplemental Business Segment Overview

                              (Dollars in Millions)

                                                                  Three Months Ended
                                                                       March 31,
                                                                 --------------------
                                                                  2004          2003        % Change
                                                                  ----          ----        --------
INVESTMENTS
-----------
Annuity and Life

       Fixed maturities, at market (amortized
            cost 2004, $2,522.6;  2003, $2,352.0)               $ 2,682.1    $ 2,475.0
       Short-term investments                                        59.4         31.9
       Short-term investments, securities
            lending collateral                                      385.9        370.1
       Policy loans and other                                        79.8         74.7
                                                                ---------    ---------
               Total Annuity and Life investments                 3,207.2      2,951.7         8.7%

Property & Casualty
       Fixed maturities, at market (amortized
            cost 2004, $634.5;  2003, $570.4)                       656.8        597.5
       Short-term investments                                        41.1         11.4
       Short-term investments, securities
            lending collateral                                        0.9          4.4
       Other                                                          0.7          0.7
                                                                ---------    ---------
               Total Property & Casualty investments                699.5        614.0        13.9%

Corporate investments                                                 0.6          0.8

               Total investments                                  3,907.3      3,566.5         9.6%

Net investment income

       Before tax                                               $    48.6    $    47.5         2.3%
       After tax                                                     33.2         32.2         3.1%

Realized investment gains (losses) by
investment portfolio included in
Corporate and Other segment income
       Property & Casualty                                      $     2.3    $    (1.3)
       Annuity                                                        2.1         (0.4)
       Life                                                           0.9         (3.0)
       Corporate and Other                                              -            -
            Total, before tax                                         5.3         (4.7)
            Total, after tax                                          3.4         (3.1)
               Per share, diluted                               $    0.08    $   (0.07)

OTHER INFORMATION
-----------------
End of period goodwill asset                                    $    47.4    $    47.4

Property and casualty net reserves as of:
       March 31, 2004                                           $   326.9
       December 31, 2003                                            320.9
       September 30, 2003                                           308.0
       June 30, 2003                                                285.4
       March 31, 2003                                               275.7
       December 31, 2002                                            272.6
       December 31, 2001                                            272.0
       December 31, 2000                                            249.8
       December 31, 1999                                            235.4

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